UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2021

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street

Suite 300

Philadelphia, PA 19106

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FIVE	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 27, 2021, Five Below Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”) among the Company, 1616 Holdings, Inc. (the “Guarantor” and with the Borrower, collectively, the “Loan Parties”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association (“Wells”) as agent for the Lenders (in such capacity, the “Agent”), which amended that certain Fifth Amended and Restated Credit Agreement, dated April 24, 2020 (the “Credit Agreement”) by and among the Loan Parties, the lenders party thereto and the Agent.

Pursuant to the Amendment, the Company obtained commitments from the Lenders that would allow the Company at its election (subject only to satisfaction of certain customary conditions such as the absence of any Event of Default), to increase the amount of its senior secured asset-based revolving credit facility (the “Credit Facility”) by an aggregate principal amount up to $50,000,000 (the “Committed Increase”).    The Amendment preserves the existing provisions of the Credit Agreement allowing for further increases to the total commitment under the Credit Facility, subject to certain conditions including obtaining commitments from one or more lenders (“Uncommitted Incremental Capacity”), provided that the total amount of the facility, as increased pursuant to a Committed Increase or Uncommitted Incremental Capacity, cannot exceed $375,000,000. The current amount of the Credit Facility is maintained at $225,000,000.

Pursuant to the Amendment, availability under the Credit Facility will continue to be based upon quarterly (or monthly or weekly, in certain cases) borrowing base certifications valuing the Loan Parties’ eligible credit card receivables and inventory, as reduced by certain reserves in effect from time to time.    The Amendment provides for the deferral of inventory appraisals and certain other diligence items, with reduced advance rates applicable during the period that such appraisals have not been delivered.

The Amendment also reduced the pricing under the Credit Facility. Giving effect to the Amendment, outstanding borrowings under the Credit Facility would accrue interest at floating rates plus an applicable margin ranging from 1.25% to 1.75% for LIBOR loans and 0.25% to 0.75% for base rate loans, and letter of credit fees range from 1.25% to 1.75%., in each case based on the average availability under the Credit Facility.

The Amendment makes a number of other revisions to the covenants in the Credit Agreement, including a revision to the minimum availability covenant to require availability of 12.5% during the diligence deferral period referenced above and 10.0% at all other times.

The Credit Agreement is an exhibit to a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 29, 2020. The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Amendment is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	First Amendment to Credit Agreement, dated January 27, 2021, among the Company, 1616 Holdings, Inc., Wells Fargo Bank, National Association, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL file).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: January 29, 2021	By:	/s/ Kenneth R. Bull
	Name:	Kenneth R. Bull
	Title:	Chief Financial Officer and Treasurer